UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 13, 2018

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(510) 984-1761

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Operating Officer

On December 13, 2018, Russell DeLonzor resigned as the Chief Operating Officer of Ekso Bionics Holdings, Inc. (the “Company”) and from all other positions with the Company and its subsidiaries, effective January 1, 2019.

In connection with Mr. DeLonzor’s resignation, the Company entered into a Separation Agreement and Full Release of All Claims dated December 13, 2018 (the “Separation Agreement”) with Mr. DeLonzor to memorialize the parties’ mutual and full agreement with respect to Mr. DeLonzor’s separation.

The Separation Agreement provides, among other things, that (a) Mr. DeLonzor resigns from his position as the Chief Operating Officer of the Company and from all other positions he had with the Company or any of its subsidiaries effective January 1, 2019; (b) the Company will pay Mr. DeLonzor $36,814.90, less applicable withholdings and deductions, as final payment of all wages, salary, bonuses, commissions, reimbursable expense, accrued vacation and any similar payments due to Mr. DeLonzor; (c) the Company will pay Mr. DeLonzor an aggregate lump sum cash amount of $25,148.08 in severance following the date on which the Separation Agreement becomes effective and irrevocable, which amount represents five weeks of base salary at the current annual rate for Mr. DeLonzor and three months’ of the Company’s standard contribution amount towards a participating employee’s medical insurance; (d) the Company will pay Mr. DeLonzor a bonus for services performed in 2018 by January 20, 2019, less applicable withholdings and deductions, based on the Company’s calculation of 2018 annual milestones achieved, which will be completed by January 15, 2019; (e) Mr. DeLonzor will remain subject to the restrictions concerning interference with business, use of confidential and proprietary information, assignment of inventions and patents and confidentiality provided in written agreements with the Company; (f) Mr. DeLonzor will cooperate with the Company and its accountants and legal advisors with respect to business or legal matters of which he has knowledge through January 1, 2019, and will make himself available upon reasonable request in order to facilitate a smooth transition; (g) Mr. DeLonzor will not disparage the Company, its subsidiaries or any of their products, services, officers or directors; and (h) Mr. DeLonzor releases and waives any claims against the Company, its subsidiaries and their representatives related to his employment by and his separation from the Company.

The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Separation Agreement and Full Release of All Claims

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ John F. Glenn
Name:	John F. Glenn
Title:	Chief Financial Officer

Dated: December 17, 2018